Exhibit 99.1

Joint Filer Information

Name of Joint Filer: VPC Impact Acquisition Holdings Sponsor, LLC

Address of Joint Filer: c/o Victory Park Capital Advisors, LLC

150 North Riverside Plaza, Suite 5200

Chicago, Illinois 60606

Relationship of Joint Filer to Issuer: Director (See Remarks)

Issuer Name and Ticker

or Trading Symbol: Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:

(Month/Day/Year): 07/13/2023

Name of Joint Filer: Richard N. Levy

Address of Joint Filer: c/o Victory Park Capital Advisors, LLC

150 North Riverside Plaza, Suite 5200

Chicago, Illinois 60606

Relationship of Joint Filer to Issuer: Director (See Remarks)

Issuer Name and Ticker

or Trading Symbol: Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:

(Month/Day/Year): 07/13/2023